UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 22, 2015

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 300

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           RSU Grants to Principal Financial Officer and Named Executive Officers

On April 22, 2014, the Compensation Committee of the Board of Directors of Millennial Media, Inc. (the “Company”) awarded restricted stock unit grants to each of (i) Andrew Jeanneret, the Company’s Executive Vice President and Chief Financial Officer, for 250,000 shares of common stock, (ii) Jason Kelly, the Company’s President, Managed Media, for 300,000 shares of common stock, and (iii) Marc Theermann, the Company’s Executive Vice President, Strategy, for 250,000 shares of common stock.  Each such grant will vest in quarterly installments over a period of four years, with 1/16th of the shares vesting on July 1, 2015, and the remainder vesting in fifteen equal quarterly installments thereafter such that the award will be fully vested on April 1, 2019, subject to the executive officer’s continuous service with the Company as of each vesting date, and subject to accelerated vesting in specified circumstances, including a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2015	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Shin
Ho Shin
General Counsel and Chief Privacy Officer